As filed with the Securities and Exchange Commission on March 11, 2025
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Owlet, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-1615012 (I.R.S. Employer Identification Number)
2940 West Maple Loop Drive, Suite 203 Lehi, Utah 84043 (Address of Registrant’s principal executive offices)(Zip Code)
Owlet, Inc. 2021 Incentive Award Plan, as Amended
Owlet, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plans)

Kurt Workman
Chief Executive Officer
2940 West Maple Loop Drive, Suite 203
Lehi, Utah 84043
(844) 334-5330
(Name, address and telephone number, including area code, of agent for service)
With copies to:
Benjamin Potter
Drew Capurro
Ellen Smiley
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,543,767 shares of Class A common stock of Owlet, Inc. (the “Registrant”) issuable under the following employee benefit plans for which registration statements of the Registrant on Form S-8 (File Nos. 333-259663, 333-263868, 333-271885, 333-277830 and 333-281623) are effective: (i) the Owlet, Inc. 2021 Incentive Award Plan and (ii) the Owlet, Inc. 2021 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior Registration Statements on Form S-8 filed with the Commission are incorporated by reference herein except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Second Amended and Restated Certificate of Incorporation of Owlet, Inc.	10-K	001-39516	3.1	3/8/2024
4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Owlet, Inc.	8-K	001-39516	3.1	7/7/2023
4.3	Amended and Restated Bylaws of Owlet, Inc.	8-K	001-39516	3.1	11/12/2024
5.1*	Opinion of Potter Anderson & Corroon LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of the Registration Statement).
99.1#	Owlet, Inc. 2021 Incentive Award Plan, as Amended.	S-8	333-281623	99.1	8/16/2024
99.2#	Owlet, Inc. 2021 Employee Stock Purchase Plan.	8-K	001-39516	10.6	7/21/2021
107*	Filing Fee Table.

* Filed herewith
# Indicates management contract or compensatory plan

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, Utah on this 11th day of March 2025.

OWLET, INC.

By:	/s/ Kurt Workman
Name:	Kurt Workman
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurt Workman, Amanda T. Crawford and Kirsten O’Donnell his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kurt Workman	Chief Executive Officer and Director	March 11, 2025
Kurt Workman	(Principal Executive Officer)

/s/ Amanda T. Crawford	Chief Financial Officer	March 11, 2025
Amanda T. Crawford	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lior Susan	Chairman of the Board	March 11, 2025
Lior Susan

/s/ Zane M. Burke	Director	March 11, 2025
Zane M. Burke

/s/ Laura J. Durr	Director	March 11, 2025
Laura J. Durr

/s/ Melissa A. Gonzales	Director	March 11, 2025
Melissa A. Gonzales

/s/ John C. Kim	Director	March 11, 2025
John C. Kim

/s/ Amy N. McCullough	Director	March 11, 2025
Amy N. McCullough

/s/ Marc F. Stoll	Director	March 11, 2025
Marc F. Stoll